UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Hardinge Inc.

(Name of Registrant as Specified In Its Charter)

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Key Talking Points for Conversations with Employees
RE: Announcement of definitive agreement to be acquired by an affiliate of
Privet Fund Management LLC

•	Change in ownership, but business as usual: Hardinge continues to innovate and deliver quality products as it executes the strategy for growth

◦	Maintain operations, leadership, staffing

◦	Provides opportunity for employees through growth and expansion

◦	All plans remain on track: trade shows, business meetings, customer orders, invoicing and payments, etc.

◦	CEO Chuck Dougherty will continue to run business and advance the strategy focused on enabling quality production and service while advancing technology

•	The Deal:

◦	$18.50 per share; approximately $245 million

◦	Privet affiliates hold 10.4% of shares outstanding and will vote in favor of the deal

•	Timing:

◦	Subject to customary closing conditions as well as regulatory and shareholder approval

◦	Will require a special meeting of the shareholders which will be scheduled in the coming months

◦	Expect the deal to close by the end of Q2 2018

•	Why sell the Company?

◦
The Strategic Alternatives Committee, a special committee of the independent members of the Board of Directors, conducted a thorough and comprehensive analysis of the proposal and determined that this is a compelling proposal for the shareholders, customers and employees of Hardinge.

◦	$18.50 share price provides fair value and liquidity for shareholders.

◦	Good time to sell, during a robust point of the business cycle.

◦	Allows for a 45-day go-shop period, during which the Company can solicit and entertain alternative proposals, although there are no assurances of a superior proposal

◦	Unanimous approval by the Board

•	Who is Privet and do they own other machine tool manufacturers?

◦	Privet Fund Management LLC is a fund with approximately $115 million in assets. It has been a Hardinge shareholder since 2015 and currently holds about 10.4% of our outstanding shares.

◦	Privet’s two partners, Ben Rosenzweig and Ryan Levenson, have been members of Hardinge’s Board of Directors since 2015 and 2016, respectively.

◦	Additional information regarding Privet is available on its website (www.privetfund.com).

◦	Privet does not own other machine tool manufacturers.

◦	Its investments are in a variety of industries

◦	This would be Privet’s first wholly-owned company.

•	Is my job at risk?

◦	As we have noted, business continues as usual!

◦	It is the talent and capabilities of the global Hardinge team that makes us attractive to Privet.

◦	Privet has supported management in their leadership and the strategic plan

◦	Success is the result of every effort everyday by our team. Keep up the good work!

Important Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed acquisition of the Company by Privet will be submitted to the shareholders of the Company for their consideration. The Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement of the Company. The Company also plans to file other documents with the SEC regarding the proposed transaction. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company and Privet, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.hardinge.com and clicking on “Investor Relations” or by contacting the Company’s Investor Relations Department at (716) 843-3908.
Participants in the Solicitation
The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 17, 2017. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Forward Looking Statements
This communication contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties concerning Hardinge’s expected financial performance and its strategic and operational plans. Such statements are based on management's current expectations, assumptions, estimates, and projections, as well as information currently available to Hardinge, which involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements.

Certain factors could cause actual results to differ from those anticipated in the forward-looking statements in this release, including the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder approval, the taking of governmental action (including the passage of legislation) to block the transaction, the failure of Privet to obtain the equity and debt financing or other funds required to finance the transaction, or the failure of other closing conditions, the possibility that the expected financial impacts will not be realized, or will not be realized within the expected time period, including as a result of fluctuations in the machine tool business, the cyclical nature of our markets, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of our entry into new product and geographic markets, our ability to manage our operating costs and announced cost reduction initiatives, product liability claims, work stoppages or other labor issues, our ability to execute on our previously announced real estate sale and other restructuring activities, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitors’ actions such as price discounting or new product introductions, governmental regulations and environmental matters, loss of key management or other personnel, failure of operating equipment or information technology infrastructure, changes in the availability and cost of materials and supplies, the implementation of new technologies and currency fluctuations, and other risks and factors described in our quarterly reports on Form 10-Q and annual reports on Form 10-K and in our other filings with the SEC or in materials incorporated therein by reference.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.